As filed pursuant to Rule 424B5
under the Securities Act of 1933
Registration No. 333-121661
Supplement dated August 31, 2005
To PROSPECTUS SUPPLEMENT dated July 27, 2005
(To Prospectus dated February 22, 2005)
$2,478,326,350
(Approximate)
HarborView Mortgage Loan Trust 2005-8
Mortgage Loan Pass-Through Certificates, Series 2005-8
Greenwich Capital Acceptance, Inc.
Depositor
Greenwich Capital Financial Products, Inc.
Seller
Countrywide Home Loans Servicing LP
Servicer
The prospectus supplement dated July 27, 2005 to the prospectus dated February 22, 2005 with respect to the above captioned series is hereby amended as follows:
1.	The section titled “Summary—Pass-Through Rates” is hereby amended as follows:
(a)	On page S-10, the first and second paragraphs under the heading “Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates” are hereby amended by replacing the phrase “weighted average of the net loan rates of the group 1 mortgage loans” with the phrase “the weighted average of the net loans rates of the mortgage loans in the related loan subgroup;”

(b)	On page S-10, the first and second paragraphs under the heading “Class 2-A1A, Class 2-A1B, Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates” are hereby amended by replacing (i) the phrase “the weighted average of the net loan rates of the group 2 mortgage loans” with the phrase “the weighted average of the net loans rates of the mortgage loans in the related loan subgroup” and (ii) the phrase “the weighted average of the net maximum loan rates of the group 2 mortgage loans” with the phrase “the weighted average of the net maximum loans rates of the mortgage loans in the related loan subgroup;”

(c)	On page S-11, the first full paragraph is hereby amended by replacing clause (a) in its entirety with the following:
“(a) the weighted average of the net mortgage rates on the loan subgroup 1-A1 and the weighted average of the net mortgage rates on the loan subgroup 1-A2 mortgage loans, as described herein;”
(d)	On page S-11, the second paragraph under the heading “Class 2-XA1 Certificates” is hereby amended by replacing the phrase “the weighted average of the net mortgage rates on the group 2 mortgage loans” with the phrase “the weighted average of the net mortgage rates on the loan subgroup 2-A1 mortgage loans;”

(e)	On page S-12, the second paragraph under the heading “Class 2-XA2 Certificates” is hereby amended by replacing the phrase “the weighted average of the net mortgage rates on the group 2 mortgage loans” with the phrase “the weighted average of the net mortgage rates on the loan subgroup 2-A2 mortgage loans;”

(f)	On page S-12, the second paragraph under the heading “Class 2-XB Certificates” is hereby amended by replacing clause (a) in its entirety with the following:
“(a) the weighted average of the net mortgage rates on the loan subgroup 2-A1 and the weighted average of the net mortgage rates on the loan subgroup 2-A2 mortgage loans, weighted on the basis of the related subgroup subordinate amounts, as described herein;”
(g)	On page S-13, the first paragraph under the heading “Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates” is hereby amended by replacing (i) the phrase “the weighted average of the net mortgage rates of the group 1 mortgage loans” with the phrase “the weighted average of the net mortgage rates on the loan subgroup 1-A1 mortgage loans and the weighted average of the net mortgage rates on the loan subgroup 1-A2 mortgage loans, weighted on the basis of the related subgroup subordinate amounts, as described herein” and (ii) the phrase “the weighted average of the net maximum loan rates of the group 1 mortgage loans” with the phrase “the weighted average of the net maximum loan rates on the loan subgroup 1-A1 and the weighted average of the net maximum loan rates on the loan subgroup 1-A2 mortgage loans, weighted on the basis of the related subgroup subordinate amounts, as described herein;”

(h)	On page S-13, the first paragraph under the heading “Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates” is hereby amended by replacing (i) the phrase “the weighted average of the net mortgage rates of the group 2 mortgage loans” with the phrase “the weighted average of the net mortgage rates on the loan subgroup 2-A1 mortgage loans and the weighted average of the net mortgage rates on the loan subgroup 2-A2 mortgage loans, weighted on the basis of the related subgroup subordinate amounts, as described herein” and (ii) “the weighted average of the net maximum loan rates of the group 2 mortgage loans” with the phrase “the weighted average of the net maximum loan rates on the loan subgroup 2-A1 and the weighted average of the net maximum loan rates on the loan subgroup 2-A2 mortgage loans, weighted on the basis of the related subgroup subordinate amounts, as described herein.”
2.	The section titled “Risk Factors—The yield on the LIBOR Certificates, the MTA Certificates, the Class 1-X Certificates, the Class 2-XA1 Certificates, the Class 2-XA2 Certificates and the Class 2-XB Certificates may be affected by changes in rates” is hereby amended as follows:
(a)	On page S-25, the second paragraph is hereby amended by replacing the phrase “weighted average of the net loan rates of the group 1 mortgage loans” with the phrase “the weighted average of the net loans rates of the mortgage loans in the related loan subgroup;”

(b)	On page S-26, the first complete paragraph is hereby amended by replacing (i) the phrase “the weighted average of the net loan rates of the group 2 mortgage loans” with the phrase “the weighted average of the net loans rates of the mortgage loans in the related loan subgroup” and (ii) the phrase “the weighted average of the net maximum loan rates of the group 2 mortgage loans” with the phrase “the weighted average of the net maximum loans rates of the mortgage loans in the related loan subgroup;”
3.	The section titled “Description of the Certificates—Interest” is hereby amended as follows:
(a)	On page S-118, (1) clause (ii) in the ninth line of the fourth paragraph is hereby amended by replacing the phrase “the net WAC cap for the group 1 mortgage loans” with the phrase “the group 1 subordinate net WAC cap” and (2) clause (iii) in the tenth line of the fourth paragraph is hereby amended by replacing the phrase “the net maximum rate cap for the group 1 mortgage loans” with the phrase “the group 1 subordinate net maximum rate cap;”

(b)	On page S-118, (1) clause (ii) in the fourteenth line of the fourth paragraph is hereby amended by replacing the phrase “the net WAC cap for the group 2 mortgage loans” with the phrase “the group 2 subordinate net WAC cap” and (2) clause (iii) in the fifteenth line of the fourth paragraph is hereby amended by replacing the phrase “the net maximum rate cap for the group 2 mortgage loans” with the phrase “the group 2 subordinate net maximum rate cap;”
(c)	On page S-127, the final two paragraphs are hereby deleted;

(d)	On page S-127, six additional paragraphs are hereby inserted before the final paragraph as follows:
“The adjusted rate cap for any class of Class 1-A1A and Class 1-A1B Certificates (the “subgroup 1-A1 adjusted cap rate”) for any distribution date shall equal the subgroup 1-A1 net WAC cap for that distribution date, computed for this purpose by first reducing the subgroup 1-A1 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 1-A1 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal balance of the subgroup 1-A1 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The adjusted rate cap for any class of Class 1-A2A, Class 1-A2B, and Class 1-A2C Certificates (the “subgroup 1-A2 adjusted cap rate”) for any distribution date shall equal the subgroup 1-A2 net WAC cap for that distribution date, computed for this purpose by first reducing the subgroup 1-A2 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 1-A2 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal balance of the subgroup 1-A2 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The adjusted rate cap for any class of Class 2-A1A and Class 2-A1B Certificates (the “subgroup 2-A1 adjusted cap rate”) for any distribution date shall equal the subgroup 2-A1 net WAC cap for that distribution date, computed for this purpose by first reducing the subgroup 2-A1 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 2-A1 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal balance of the subgroup 2-A1 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The adjusted rate cap for any class of Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates (the “subgroup 2-A2 adjusted cap rate”) for any distribution date shall equal the subgroup 2-A2 net WAC cap for that distribution date, computed for this purpose by first reducing the subgroup 2-A2 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 2-A2 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal balance of the subgroup 2-A2 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The adjusted rate cap for the subordinate certificates related to group 1 (the “group 1 subordinate adjusted rate cap”) for any distribution date shall equal the group 1 subordinate net WAC cap for that distribution date, computed for this purposes by first reducing the subgroup 1-A1 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 1-A1 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the subgroup 1-A1 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date), and by reducing the subgroup 1-A2 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 1-A2 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the subgroup 1-A2 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The adjusted rate cap for the subordinate certificates related to group 2 (the “group 2 subordinate adjusted rate cap”) for any distribution date shall equal the group 2 subordinate net WAC cap for that distribution date, computed for this purposes by first reducing the subgroup 2-A1 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 2-A1 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the subgroup 2-A1 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date), and by reducing the subgroup 2-A2 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest on the subgroup 2-A2 mortgage loans for that distribution date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the subgroup 2-A2 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”
(e)	On page S-128, the second paragraph is hereby amended by replacing all references to “group 2” therein with “subgroup 2-A1;”

(f)	On page S-128, the third paragraph is hereby amended by replacing all references to “group 2” therein with “subgroup 2-A2;”

(g)	On page S-128, the fourth paragraph is hereby amended by replacing all references to “group 2” therein with “group 2 subordinate.”
4.	The section titled “Description of the Certificates—Interest—Pass-Through Rates ” is hereby amended as follows:
(a)	On page S-130, four additional paragraphs are hereby inserted before the final paragraph as follows:
“The “subgroup 1-A1 net WAC” for any distribution date equals the weighted average of the net loan rates of the subgroup 1-A1 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date) after giving effect to payments due on that date, weighted on the basis of their Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The “subgroup 1-A2 net WAC” for any distribution date equals the weighted average of the net loan rates of the subgroup 1-A2 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date) after giving effect to payments due on that date, weighted on the basis of their Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The “subgroup 2-A1 net WAC” for any distribution date equals the weighted average of the net loan rates of the subgroup 2-A1 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date) after giving effect to payments due on that date, weighted on the basis of their Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

“The “subgroup 2-A2 net WAC” for any distribution date equals the weighted average of the net loan rates of the subgroup 2-A2 mortgage loans as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date) after giving effect to payments due on that date, weighted on the basis of their Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).”

(b)	On page S-131, the second paragraph is hereby amended by deleting the words “that in the case of any class of MTA Certificates that are insured certificates, such rate shall be reduced by the insurance premium rate applicable to such class and provided, further;”

(c)	On page S-131, seven additional paragraphs are hereby inserted after the second paragraph as follows:
“The “subgroup 1-A1 net WAC cap” for distribution date shall equal the product of (i) subgroup 1-A1 net WAC multiplied by (ii) the quotient of (a) 30 divided by (b) the actual number of days in the related interest accrual period, provided, however, that in the case of the Class 2-A1B Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “subgroup 1-A2 net WAC cap” for distribution date shall equal the product of (i) subgroup 1-A2 net WAC , multiplied by (ii) the quotient of (a) 30 divided by (b) the actual number of days in the related interest accrual period, provided, however, that in the case of the Class 1-A2C Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “subgroup 2-A1 net WAC cap” for distribution date shall equal the subgroup 2-A1 net WAC, provided, however, that in the case of the Class 2-A1B Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “subgroup 2-A2 net WAC cap” for distribution date shall equal the subgroup 2-A2 net WAC, provided, however, that in the case of the Class 2-A2B Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “group 1 subordinate net WAC cap” for any distribution date equals the weighted average of the subgroup 1-A1 net WAC and the subgroup 1-A1 net WAC for such distribution date, weighted on the basis of the subgroup subordinate amounts for the subgroup 1-A1 and subgroup 1-A2, multiplied by the quotient of (i) 30 divided by (ii) the actual number of days in the related interest accrual period.”

“The “group 2 subordinate net WAC cap” for any distribution date equals the weighted average of the subgroup 2-A1 net WAC and the subgroup 2-A1 net WAC for such distribution date, weighted on the basis of the subgroup subordinate amounts for the subgroup 2-A1 and subgroup 2-A2, provided, however, that in the case of the Class 2-B5, Class 2-B6, and Class 2-B7 Certificates, such amount shall be multiplied by the quotient of (i) 30 divided by (ii) the actual number of days in the related interest accrual period.”

“The “subgroup subordinate amount” for either subgroup 1-A1, subgroup 1-A2, subgroup 2-A1 or subgroup 2-A2 and any distribution date, is the excess, if any, of (i) the sum of the aggregate principal balance of the Mortgage Loans in such subgroup as of the first day of the month prior to such Distribution Date, over the aggregate of the principal balances of the senior certificates related to such subgroup immediately prior to such distribution date.”
(d)	On page S-131, the third and fourth paragraphs are deleted in their entirety.

(e)	On page S-131, seven additional paragraphs are hereby inserted after the fourth paragraph as follows:
“The “subgroup 1-A1 net maximum rate cap” for any distribution date equals the weighted average of the net maximum loan rates of the subgroup 1-A1 mortgage loans as of the first day of the related Due Period (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of any class of Insured Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “subgroup 1-A2 net maximum rate cap” for any distribution date equals the weighted average of the net maximum loan rates of the subgroup 1-A2 mortgage loans as of the first day of the related Due Period (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of any class of Insured Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “group 1 subordinate net maximum rate cap” for any distribution date equals the weighted average of the subgroup 1-A1 net maximum rate cap and the subgroup 1-A2 net maximum rate cap for such distribution date, weighted on the basis of the subgroup subordinate amounts for subgroup 1-A1 and subgroup 1-A2, multiplied by the quotient of (i) 30 divided by (b) the actual number of days in the related interest accrual period.”

“The “subgroup 2-A1 net maximum rate cap” for any distribution date equals the weighted average of the net maximum loan rates of the subgroup 2-A1 mortgage loans as of the first day of the related Due Period (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of any class of Insured Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “subgroup 2-A2 net maximum rate cap” for any distribution date equals the weighted average of the net maximum loan rates of the subgroup 2-A2 mortgage loans as of the first day of the related Due Period (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of any class of Insured Certificates, such rate shall be reduced by the insurance premium rate applicable to such class.”

“The “group 1 subordinate net maximum rate cap” for any distribution date equals the weighted average of the subgroup 1-A1 net maximum rate cap and the subgroup 1-A2 net maximum rate cap for such distribution date, weighted on the basis of the subgroup subordinate amounts for subgroup 1-A1 and subgroup 1-A2, multiplied by the quotient of (i) 30 divided by (b) the actual number of days in the related interest accrual period.”

“The “group 2 subordinate net maximum rate cap” for any distribution date equals the weighted average of the subgroup 2-A1 net maximum rate cap and the subgroup 2-A2 net maximum rate cap for such distribution date, weighted on the basis of the subgroup subordinate amounts for subgroup 2-A1 and subgroup 2-A2, provided, however, that in the case of the Class 2-B5, Class 2-B6, and Class 2-B7 Certificates, such amount shall be multiplied by the quotient of (i) 30 divided by (b) the actual number of days in the related interest accrual period.”
(f)	On page S-131, the seventh and eighth paragraphs are hereby amended by replacing the words “group 1” with the words “subgroup 1-A1;”

(g)	On page S-132, the first, second and third paragraphs are hereby amended by replacing the words “group 1” with the words “subgroup 1-A1;”

(h)	On page S-132, the fifth and sixth paragraphs and on page S-133, the fourth paragraph, are hereby amended by replacing the words “group 2” with the words “subgroup 2-A1;”

(i)	On page S-132, the final two paragraphs, and on page S-133, the first, second and fifth paragraph, are hereby amended by replacing the words “group 2” with the words “subgroup 2-A2;”

(j)	On page S-133, the sixth paragraph is hereby amended by replacing the words “group 2 net WAC” with the words “the weighted average of the subgroup 2-A1 net WAC and the subgroup 2-A2 net WAC, weighted on the basis of the related subgroup subordinate amounts;”

(k)	On page S-133, the last paragraph, on page S-134, the first, second, third, fourth, fifth and sixth paragraphs and on page S-135, the first, second and third paragraphs, are hereby amended by replacing the words “group 1 net WAC cap” with the words

“group 1 subordinate net WAC cap” and the words “group 1 net maximum rate cap” with the words “group 1 subordinate net maximum rate cap;”
(l)	On page S-135, the fourth, fifth, sixth, seventh and eighth paragraphs are hereby amended by replacing the words “group 2 net WAC cap” with the words “group 2 subordinate net WAC cap” and the words “group 2 net maximum rate cap” with the words “group 2 subordinate net maximum rate cap;”
5.	The section titled “Description of the Certificates—The Policy” is hereby amended by revising the definition of “Deficiency Amount” on page S-154 as follows:
(a)	by adding the words “the sum of (1)” before the words “the excess” in the second line of the definition thereof;

(b)	by adding the words “and (2) the amount, if any, of any Realized Losses allocable to the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates on such distribution date (after giving effect to all distributions to be made thereon on such distribution date, other than pursuant to a claim on the Policy)” before the words “and (b)” in the sixth line thereof.
6.	The section titled “Yield, Prepayment and Maturity Considerations—Yield Considerations with Respect to the Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates” is hereby amended by replacing both instances of the words “group 2 mortgage loans” with the words “subgroup 2-A1, subgroup 2-A2 or group 2 mortgage loans, as applicable,” in the third sentence of the first paragraph therein.
August 31, 2005